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                           HYBRID NETWORKS, INC.

         SENIOR SECURED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

    THIS PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of April
30, 1997, among Hybrid Networks, Inc., a Delaware corporation having its principal place of business at 10161 Bubb Road, Cupertino, California 95014-4167 (the "COMPANY"), and London Pacific Life & Annuity Company, a
North Carolina stock life insurer, having its principal place of business at 3109 Poplarwood Court, Suite 108, Raleigh, North Carolina 27064 ("PURCHASER").

    In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

    1.   AUTHORIZATION AND SALE OF THE DEBENTURE

         1.1 AUTHORIZATION; ISSUANCE OF DEBENTURE. The Company has authorized the issuance and sale pursuant to the terms and conditions hereof of $5.5 million in principal amount of the Company's Senior Secured Convertible Debenture due 2002 (the "DEBENTURE"), which Debenture shall be in the form set forth in EXHIBIT A hereto and shall be convertible as of the Closing (as hereinafter defined) into 1,386,240 shares of the Company's Common Stock, at a Conversion Price (as defined in the Debenture) of $3.967566, subject to adjustment as provided in the Debenture.

         1.2 ISSUANCE AND SALE. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), the Company will issue and sell the Debenture to Purchaser and Purchaser will purchase the Debenture from the Company.

         1.3 FEE. At the Closing (as hereinafter defined), the Company will pay to London Pacific International Limited ("LPIL") $500,000 as LPIL's fee arranging for the financing provided for herein (the "FEE").

    2.   CLOSING; DELIVERY.

         2.1 CLOSING. The closing (the "CLOSING") of the purchase and sale of the Debenture will occur on April _, 1997, or such other date as the parties may agree upon (the "Closing Date"). The Closing will take place at the offices of Fenwick & West LLP, counsel to the Company, at Two Palo Alto Square, Palo Alto, California.

         2.2 DELIVERY. Subject to the terms of this Agreement, at the Closing (i) the Company will issue and deliver the Debenture to Purchaser,
(ii) Purchaser will deliver to the Company by wire transfer U.S. $5,500,000 constituting the purchase price for the Debenture, (iii) the Company will pay the Fee to LPIL as provided in Section 1.3, (iv) the parties will enter into the Security Agreement in substantially the form set forth in EXHIBIT B hereto (the "SECURITY AGREEMENT"), (v) the Company, Purchaser and certain existing stockholders of the Company will enter into the Amended and Restated Rights Agreement in substantially the form set forth in EXHIBIT C hereto (the "RIGHTS AGREEMENT") and (vi) the parties will deliver such other documents as they are required to deliver pursuant to Section 5.

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    3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Purchaser, except as set forth on an exceptions letter (the "EXCEPTIONS LETTER") furnished to Purchaser, as follows:

         3.l   ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is
a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and expected to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties. The Company is not required to qualify to transact business in Georgia. The Company is in the process of qualifying to do business in New Jersey. The Company has made available to Purchaser true and complete copies of the charter documents for the Company, as amended to date.

         3.2 CORPORATE POWER. The Company has all requisite legal and corporate power to enter into this Agreement, the Security Agreement and the Rights Agreement to issue, sell, execute and deliver the Debenture hereunder and to carry out and perform its obligations under the terms of this Agreement, the Security Agreement, the Rights Agreement and the Debenture.

         3.3 SUBSIDIARIES. The Company does not control, directly or indirectly, or have an interest in, any other corporation, association or business entity.

         3.4 CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company consists, or will consist prior to the Closing, of:

               (a)   PREFERRED STOCK. 18,000,000 shares of Preferred Stock,
(i) 1,547,175 shares of which are designated Series A Preferred Stock, all of which are issued and outstanding, (ii) 1,237,439 shares of which are designated Series B Preferred Stock, of which 799,908 shares are issued and outstanding, (iii) 761,694 shares of which are designated Series C Preferred Stock, all of which are issued and outstanding, (iv) 5,251,003 shares of which are designated Series D Preferred Stock, of which 3,200,002 shares are issued and outstanding, (v) 1,315,864 shares of which are designated Series E Preferred Stock, all of which are issued and outstanding, (vi) 986,898 shares of which are designated Series F Preferred Stock, all of which are issued and outstanding, (vii) 6,360,381 shares of which are designated Series G Preferred Stock, of which 3,457,500 shares are issued and outstanding, and
(viii) 497,323 shares of which are designated Series H Preferred Stock, of which 493,827 shares are issued and outstanding. The rights, preferences and privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and the Series H Preferred Stock are as stated in the Amended and Restated Certificate of Incorporation, a copy of which the Company has provided to Purchaser (the "AMENDED CERTIFICATE").

               (b) COMMON STOCK. 29,000,000 shares of Common Stock, of which 6,946,616 shares are issued and outstanding.

               (c) VALID ISSUANCE. All the issued and outstanding shares of Common Stock and Preferred Stock have been dully authorized and are validly issued, fully paid and nonassessable and were issued in compliance with all federal and state securities laws.

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               (d)   OPTIONS AND CONVERTIBLE SECURITIES. There are no
outstanding preemptive or other rights, plans, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock, except for (i) the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and the Debenture (ii) the rights provided in paragraph 2.3 of the Amended and Restated Investors Rights Agreement as in effect prior to the execution and delivery of the Rights Agreement (the "CURRENT RIGHTS AGREEMENT"), (iii) 2,579,086 shares of Common Stock reserved for issuance upon the exercise of outstanding options or awards granted or that may be granted under the Company's 1993 Equity Incentive Plan, (iv) 1,350,000 shares of Common Stock reserved for issuance upon the exercise of options or awards granted or that may be granted under the Company's Executive Incentive Plan, (v) 500,000 shares of Common Stock reserved for issuance upon the exercise of options or awards granted or that may be granted under the Company's 1996 Equity Incentive Plan, (vi) 200,000 shares of Common Stock that had been subject to issuance to Intel Corporation pursuant to the Series E/F Preferred Stock Purchase Agreement between the Company and Intel Corporation entered into in December 1995 (the "INTEL AGREEMENT"), (vii) warrants to purchase up to 2,051,001 shares of Series D Preferred Stock and warrants to purchase up to 205,861 shares of Series B Preferred Stock granted or extended pursuant to the Convertible Note and Warrant Agreement dated as of June 12, 1996, (viii) warrants granted to Alex. Brown & Sons Incorporation to purchase at $3.83 per share up to 156,658 shares of Series G Preferred Stock, (ix) warrants to purchase up to 22,857 shares of Series B Preferred Stock and up to 15,665 shares of Series G Preferred Stock granted pursuant to certain equipment leasing agreements entered into by the Company and (x) the rights granted to Gary M. Lauder under Section 4.3 of the Stock Purchase Agreement dated as of October 21, 1994 between the Company and Mr. Lauder (the "SERIES B AGREEMENT"), whereby the Company covenanted to Mr. Lauder that, as long as he holds at least 50% of the number of shares of Series B Preferred Stock purchased by him under the Series B Agreement, the Company will not, without his prior written consent, alter or change the powers, preferences or special rights of the Company's Series B Stock so as to affect them adversely without so affecting the entire class of Preferred Stock. Except for the Voting Agreement dated as of May 31, 1995 among the Company and certain stockholders, the Amended Certificate and Sections 4.2 and 4.3 of the Series B Agreement, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company. Substantially all the stockholders, option holders and warrant holders of the Company (excluding the holder of the warrant referred to in (ix) above) have entered into "market stand-off" agreements substantially similar to that set forth in Section l.12 of the Current Rights Agreement. In the case of warrants the exercise period of which has been extended, such extensions were duly effected by all necessary corporate action. With respect to the liquidation preference participation rights of the Series D Preferred Stock and the Series E Preferred Stock that have been eliminated, such elimination was effected by all necessary corporate action.

         3.5   AUTHORIZATION.

               (a) All corporate action on the part of the Company, its officers, directors and stockholders necessary for (i) the issuance and sale of the Debenture pursuant hereto, (ii) the issuance of the shares of Common Stock issuable upon conversion of the Debenture (the "COMMON SHARES") and
(iii) the execution, delivery and performance by the Company of this Agreement, the

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Security Agreement, the Rights Agreement and the Debenture have been taken or will be taken prior to the Closing hereunder. This Agreement is, and upon execution and delivery the Security Agreement, the Rights Agreement and the Debenture will be, the valid and binding obligations of the Company enforceable against it in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditor's rights and rules or laws concerning equitable remedies.

               (b) The Debenture and the Common Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Common Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or otherwise required by such laws at the time a transfer is proposed. The Company has reserved for issuance the Common Shares.

               (c) No stockholder of the Company has any right of first refusal or any preemptive rights in connection with the issuance and sale of the Debenture or the Common Shares except those that have been complied with or waived.

         3.6 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets and good title to all its leasehold estates, in each case subject to no mortgage, pledge, lien, encumbrance, security interest, claim, equitable interest or charge, other than or resulting from taxes which have not yet become delinquent and liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and which have not arisen otherwise than in the ordinary course of business.

         3.7 MATERIAL CONTRACTS. Except for the agreements and instruments, stock options and warrants referred to in Section 3.4, the Company is not a party to any agreement or contract which is not in the ordinary course of business of the Company requiring payment by or to the Company of an amount in excess of $25,000.

         3.8 PATENTS, TRADEMARKS, ETC. The Company owns, or has the right to use (or can obtain the right to use on reasonable commercial terms), all patents, trademarks, service names, trade names, copyrights, licenses, trade secrets, inventions or other proprietary rights necessary to its business as now conducted or proposed to be conducted, and has not received a notice that it is infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, and, to the Company's knowledge, there is no basis for any such claim. The Company is not aware of any violation by a third party of any of the Company's patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as currently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of

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any of its employees made prior to their employment by the Company, except for inventions that have been assigned or licensed to the Company pursuant to assignments or licenses that were entered into by the Company on commercially reasonable terms.

         3.9 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. The Company is not in violation of its charter documents, as amended, or any mortgage, indenture, contract, agreement, instrument, judgment, decree, writ or order by which the Company is bound or to which its properties are subject or, to the Company's knowledge, any statute, rule, or regulation applicable to the Company, except for any violation that would not materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery and performance of and compliance with this Agreement, the Security Agreement, the Rights Agreement and the Debenture, and the transactions provided for herein and therein will not result in any such violation and will not be in conflict with or constitute a default under any of the foregoing and will not result in the creation of any mortgage, pledge, lien, encumbrance, security interest, claim, equitable interest or charge upon any of the properties or assets of the Company pursuant to any of the foregoing. To the best of the Company's knowledge, all material instruments, licenses, contracts, leases or other agreements as amended or modified to date (collectively "CONTRACTS") to which the Company is a party are valid and binding and in full force and effect in all material respects, and the Company has not been notified by any party thereto of any such party's intention or desire to terminate or modify in any material respect any of such Contracts, or of any claim or threat that the Company has breached any of such Contracts. The Company has provided Purchaser with access to all Contracts, including, without limitation, those listed in the Exceptions Letter.

        3.l0   EMPLOYEES. To the Company's knowledge, no employee of the
Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or to he conducted by the Company or for any other reason, and the continued employment by the Company of its present employees will not result in any such violations. Other than the Company's 401-K plan and the incentive stock plans referred to in Section 3.4, the Company has no deferred compensation, pension, profit sharing, bonus, insurance, severance or any other similar employee benefit plan or arrangements covering any of its officers or employees. There are no asserted controversies or labor disputes or union organization activities pending or, to the knowledge of the Company, threatened, between it and its employees. Each employee of the Company has executed a Proprietary Information and Inventions Agreement, a copy of the form of which has been made available to Purchaser. To the Company's knowledge, the Company has complied with all applicable state and federal equal employment opportunity and other laws related to employment.

         3.11 LITIGATION, ETC. There are no actions, suits, claims, proceedings or governmental investigations against the Company pending before any court or governmental agency or, to the Company's knowledge, threatened to be brought against the Company before any court or governmental agency, nor, to the Company's knowledge, is there any basis therefore which, either in any case or in the aggregate, would result in any material adverse change in the business, prospects, affairs or operations of the Company, or in any material impairment of the right or ability of the Company to carry on its business, or in any material liability on the part of the Company, and none which questions the validity of this Agreement or the Rights Agreement or any action taken or to be taken in connection herewith or therewith. The Company is not a party or subject to any writ, order,

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decree or judgment, and there is no action, suit or proceeding currently pending that the Company has originated.

         3.12 REGISTRATION RIGHTS. Except as provided in the Current Rights Agreement and in the Rights Agreement (when executed and delivered), the Company is not under any obligation to register (and has not agreed to register) any presently outstanding securities, or any securities which may hereafter be issued, under the Securities Act of 1933, as amended (the "Securities Act").

         3.13 GOVERNMENTAL CONSENT ETC. No consent, approval or authorization of, or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the Debenture, or the offer, sale or issuance of the Debenture or the consummation of any other transaction provided for herein or therein, except, if required. qualifications or filings under the Securities Act, the California Corporate Securities Law of 1968, as amended, and other applicable state securities laws, which qualifications or filings, if required, will be obtained or made and will be effective within the time periods required by law.

         3.14 SECURITIES ACT. Subject to the accuracy of Purchaser's representations in Section 4 hereof, the offer, sale and issuance of the Debenture in conformity with the terms of this Agreement and the issuance of the Common Shares upon conversion of the Debenture constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

         3.15 INSURANCE. The Company has fire and casualty insurance policies, with extended coverage in full force and effect, with all premiums currently paid, sufficient in amount (subject to reasonable deductibles) to allow the Company to replace any of its properties (including leased properties) that might be damaged or destroyed and adequate for the Company's business and, to the Company's knowledge, consistent with insurance coverage maintained by similar businesses.

         3.16 DISCLOSURE; BUSINESS PLAN. No statement by the Company contained in this Agreement, including all exhibits, the Exceptions Letter, the Investment Memorandum dated April 1997 delivered by the Company to Purchaser in connection with Purchaser's purchase of the Debenture hereunder (the "Business Plan") and the Debenture, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Company has provided Purchaser with all material information Purchaser or its representatives have requested in connection with Purchaser's decision to purchase the Debenture. The projections contained in the Business Plan are based on assumptions (including assumptions not set forth in the Business Plan but available from the Company) as to future events that may well not occur or may occur differently than assumed. These assumption include but are not limited to assumptions as to the Company's future reserves, costs, the availability and terms of future financing,, products, the performance and market acceptance of those products, market and economic conditions, competition, intellectual property position, absence of material litigation and other matters. These assumptions are subject to material uncertainties and risks such as the risks referred to in the Business Plan. While the projections were prepared in good faith and the Company believes the underlying assumptions are reasonable, there can be no assurance that the results illustrated will be achieved. Due to the many uncertainties involved, the actual results of the Company's future operations will inevitably be different than those projected and the differences

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may well be material. The projections have not been compiled, examined, reviewed or passed upon the Company's independent accountants or by legal counsel.

         3.l7 TAXES. The Company has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to income tax returns required to be filed by it or pursuant to any assessment which has been received by it. The Company's sales tax returns through March 1995 have been audited with no deficiency assessment. Except for those returns, no federal or state income or sales tax return of the Company has been audited. No deficiency assessment or proposed adjustment of the Company's United States income tax, state or municipal taxes or sales taxes is pending, and the Company has no knowledge of any proposed liability for any tax to be imposed on its property or assets.

         3.18 TRANSACTIONS WITH PRINCIPALS. Except for employment, severance or other compensation arrangements referred to above, no employee, stockholder or director of the Company is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them.

         3.19 FINANCIAL STATEMENTS. The Company has delivered to Purchaser audited balance sheets of the Company (including the Subsidiaries) at March 31, 1996 and at March 31, 1995, audited statements of operations, stockholders' equity (deficiency) and cash flows for the fiscal years ended March 31, 1996 and March 31, 1995, an unaudited balance sheet at March 31, 1997 and an unaudited statement of operations for the fiscal year ended March 31, 1997 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles and the Company's books and records, and fairly present the financial position of the Company at the date thereof and the results of operations, stockholders' equity and cash flows of the Company for the periods covered thereby (except, in the case of the unaudited financial statements, for normal audit adjustments). The Company has taken reasonable steps to improve the physical inventory count procedure, as recommended in the 1996 management letter (a copy of which has been furnished by the Company to Purchaser).

         3.20 CHANGES. Since March 31, 1997, there has not been any material change in the assets, liabilities, financial condition or operations of the Company other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is likely to have a material adverse effect on such assets, liabilities, financial condition or operations of the Company, or to the knowledge of the Company, any other event or condition of any character that has materially and adversely affected, or threatened to materially or adversely affect, the results of operations, financial condition or business of the Company including but not limited to the following: (a) any event which materially and adversely affects the Company's business as it is currently being conducted; (b) any declaration, setting aside or payment of any dividend or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company, other than the repurchase of unvested shares of Common Stock of the Company issued to employees, officers or directors of, or consultants to, the Company; (c) any waiver by the Company of a valuable right or of a material debt owed to it where such waiver has a material and adverse effect on the Company's financial condition or business as it is currently conducted; (d) any material change or amendment to a contract or arrangement by which the Company or any of its assets or properties is bound or subject where such change or amendment has a material and adverse effect on the Company's financial

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condition or business as it is currently conducted; (e) any commitment, transaction or other action by the Company other than in the ordinary course of business and consistent with past practice where such commitment, transaction or other action has a material and adverse effect on the Company's financial condition or business as it is currently conducted; (f) any amendment or other change to the Amended Certificate or to the Bylaws of the Company (including any change of the Company's name); (g) any sale or other disposition of any material right, title or interest in or to any material assets or properties of the Company or any revenues derived therefrom other than in the ordinary course of business and consistent with past practice; (h) any creation, incurrence or assumption of any indebtedness for money borrowed by the Company exceeding $25,000 (not including net increases in accounts payable incurred in the ordinary course of the Company's business); (i) any material capital expenditures by the Company not in the ordinary course of business; (j) any material change in any accounting principle or method (other than normal adjustments as a result of the audit of the Company's financial statements for fiscal 1997) or in any election for federal income tax purposes used by the Company; or (k) any authorization, approval, agreement or commitment to do any of the foregoing.

         3.21 MINUTE BOOKS. The minute books of the Company made available to Purchaser contain a complete summary of all meetings of directors and stockholders since the date of the Company's incorporation. The most recent minutes furnished by the Company to Purchaser were for the Board meeting held January 28, 1997. The Company has, however, provided Purchaser with a draft of the minutes for the meeting held March 25, 1997. There were no duly convened meetings of the Company's Board of Directors between those dates.

         3.22 PERMITS. The Company has all permits, licenses and any similar authority necessary, to its knowledge, for the conduct of its business as now conducted by it, the lack of which would materially and adversely affect the properties, prospects or financial condition of the Company, except for any licenses which the Company can obtain without undue effort or expense.

         3.23 ENVIRONMENTAL AND SAFETY LAWS. The Company is not, to its knowledge in violation of any applicable statute, law or regulation relating to environment (including disposal of waste products and effluents) or occupation, health and safety, except for any violation which the Company could cure without making material expenditures or without materially changing its business or operations.

         3.24 MANUFACTURING AND MARKETING RIGHTS. Except for the Intel License and the Sharp Agreements, the Company has not granted rights to manufacture, produce, assemble, license, market or sell its products to any other persons, and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products, other than License agreements entered into in the ordinary course of business. The Company has identified satisfactory back-up manufacturing sources for its current products, is negotiating with Sharp to provide manufacturing on an exclusive basis for certain of its future products and is seeking similar arrangements with one or more manufacturers for certain of its other products. The Company currently has adequate sources for the components of its current products and those currently under development, except that the Company has a single source for certain of its components (including the 64 QAM modulation chip and the 286 c.p.u. chip), and a disruption in the supply of such components could have a material adverse effect on the Company, its business and its operations.

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         3.25  INVENTORY. The Company's inventory and work in process are in good condition, not obsolete, and saleable in the ordinary course of the Company's business, except for obsolete inventory that the Company has fully reserved for in its Financial Statements (the reserve is approximately $150,000).

         3.26 CONTINUING DEVELOPMENT. The Company is in the development stage and has and continues to provide products to customers for testing. As the Company receives input from customers with respect to the operation of its products, including descriptions of issues, problems and complaints, the Company responds with improvements in its products and related services. That process is ongoing. While the issues, problems and complaints that customers have had with the Company's products during their various stages of development are not immaterial, the Company believes that it has responded appropriately with respect to these matters in the past and that it fully anticipates being able to respond appropriately with respect to such matters in the future as well.

         3.27 CANCELED PURCHASE ORDERS. The Company has from time to time had purchase orders rescinded, continued or modified, although such rescission, continuance or modification has not had a material adverse effect on the Company's business or prospects as described in the Business Plan.

         3.28 LEASES. The Company leases properties (a) in New Jersey at l06 Apple Street, Tinton Falls (which lease expires September 16, 1998); (b) in San Francisco at 500 Sansome Street (which lease expires March 9, 2002); (c) in Cupertino (the Company's principal place of business) at 10161 Bubb Road (which lease expires May 31, 1998), subject to a three year option to renew exercisable between the ninth and sixth month preceding the end of the term). The Company is also the Sublessee (with Norian Corporation as Sublessor) at 10201 Bubb Road in Cupertino (which sublease expires August 31, 1997).

         3.29 TRIALS. The Company's trials in Minnesota of wireless internet access systems is proceeding in a reasonably satisfactory manner.

    4. REPRESENTATIONS AND WARRANTIES OF PURCHASER AND RESTRICTIONS ON TRANSFER IMPOSED BY THE SECURITIES ACT AND STATE SECURITIES LAWS.

         4.1 REPRESENTATIONS AND WARRANTIES BY PURCHASER. Purchaser represents and warrants to the Company as follows (the Company is entering into this Agreement with Purchaser in reliance upon Purchaser's representations to the Company set forth below, which by Purchaser's execution of this Agreement such Purchaser hereby confirms):

               (a) The Debenture and Common Shares issuable upon conversion thereof to be acquired by Purchaser are being acquired by Purchaser for Purchaser's own account, not as a nominee or agent, and not with a view to the sale or other disposition of any part thereof. Purchaser has no present intention of selling, granting any participation in, or otherwise disposing of the Debenture or Common Shares or any interest therein. Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person (or to any other person) with respect to the Debenture or Common Shares issuable upon conversion thereof. Purchaser confirms that the Debenture has been offered only to Purchaser and not to any other offeree and that the Business Plan has been prepared only for Purchaser's own use and not for the use of any other person and will not be shown or delivered by Purchaser or any of its representatives to any other person who may acquire an interest in the Debenture or any portion thereof without the prior written consent of the Company.

               (b) Purchaser understands that the Debenture and the Common Shares have not been registered under the Securities Act in reliance upon the exemptions or under state securities laws from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Regulation D thereunder and in reliance upon certain exemptions from the registration requirements of applicable state securities laws. The Company has no present intention of registering the Debenture or the Common Shares. The Debenture and Common Shares must be held by Purchaser indefinitely (unless sold by Purchaser in a registered offering or pursuant to valid exemptions from the requirements of registration under the Securities Act and the applicable state securities laws). Purchaser must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities law or is exempt from registration. Purchaser further understands that the exemptions from registration relied upon by the Company depend upon, among other things, the bona fide nature of Purchaser's investment intent expressed above and Purchaser's other representations herein.

               (c) During the negotiation of the transactions contemplated herein, Purchaser and the Purchaser's representatives and legal counsel have been afforded full and free access to corporate books, financial statements, records, contracts, documents and other information concerning the Company and to its offices and facilities, have been afforded an opportunity to ask such questions of the Company's officers, employees, agents, accountants and representatives concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investments contemplated herein.

               (d) Purchaser and Purchaser's representatives and legal counsel have been solely responsible for Purchaser's own "due diligence" investigation of the Company and its management and business, for Purchaser's own analysis of the merits and risks of this investment, and for Purchaser's own analysis of the fairness and desirability of the terms of the investment. In taking any action or performing any role relative to the arranging of the proposed investment, Purchaser has acted solely in Purchaser's own interest, and none of Purchaser's (or any agents or employees of Purchaser) has acted as an agent of the Company. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the purchase of the Debenture pursuant to the terms of this Agreement and of protecting Purchaser's interests in connection therewith. Purchaser acknowledges that the Business Plan and the Exceptions Letter are provided to Purchaser strictly for Purchaser's use in connection with its purchase of the Debenture hereunder, and Purchaser agrees to keep the Business Plan and the Exceptions Letter confidential and not disclose either of them or any information contained therein to others (other than Purchaser's counsel and representatives in connection with this investment) without the prior written consent of the Company.

               (e) Purchaser represents that: (i) Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act; (ii) Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Debenture and Common Shares issuable upon conversion thereof; (iii) Purchaser has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to purchase the Debenture and Common Shares issuable upon conversion thereof;
(iv) Purchaser has the ability to bear the economic risks inherent in Purchaser's investment in the Debenture and Common Shares issuable upon conversion thereof; (v) Purchaser is able, without materially impairing its financial condition, to hold the Debenture and Common Shares issuable upon conversion thereof for an indefinite period of time and to suffer a complete loss of its investment, and (vi) Purchaser understands and has fully considered for purposes of this investment the risks of this investment and understands that: (1) the Company is an enterprise with limited financial and operating history; (2) the Debenture and Common Shares issuable upon conversion thereof represent an extremely speculative investment which involves a high degree of risk of loss, (3) there are substantial restrictions on the transferability of, and there may be no public market for the Debenture and Common Shares issuable upon conversion thereof, and, accordingly, it may not be possible for Purchaser to liquidate its investment in the Debenture and Common Shares issuable upon conversion thereof; and (4) there have been no representations as to the present or possible future value, if any, of the Debenture and Common Shares issuable upon conversion thereof or Purchaser's collateral under the Debenture.

               (f) Purchaser has the full right, power and authority to enter into and perform Purchaser's obligations under this Agreement, the Security Agreement and the Rights Agreement, and each of this Agreement, the Security Agreement and the Rights Agreement constitutes the valid and binding obligation of Purchaser enforceable against Purchaser in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies.

               (g) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Purchaser is required in connection with the valid execution, delivery and performance by Purchaser of this Agreement, the Security Agreement or the Rights Agreement; neither the execution, the delivery nor the performance of this Agreement, the Security Agreement or the Rights Agreement by Purchaser is or will be in violation of any applicable statute, law or regulation.

               (h) Purchaser is an insurance company incorporated in North Carolina and admitted to sell insurance in California and is exempt from the California usury laws under Section 1100.1 of the California Insurance Code.

         4.2 LEGENDS. The Debenture and each certificate representing the Common Shares may be endorsed with the following legends (or any legends substantially to the same effect):

               (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN

INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

               (b) Any other legends as the Companv may reasonably deem to be required by California law or other applicable state securities laws.

In order to ensure and enforce compliance with the restrictions imposed by applicable law and those referred to in the foregoing legends, or elsewhere herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, with respect to any certificate or other instrument representing the Debenture or any Common Shares, or, if the Company transfers its own securities, that it may make appropriate notations to the same effect in the Company's records.

         4.3 REMOVAL OF LEGEND AND TRANSFER RESTRICTIONS. Any legend endorsed on a certificate pursuant to Section 4.2 and the stop transfer instructions or notations with respect to the Debenture or Common Shares shall be removed, and the Company shall issue a certificate without such legend to the holder thereof, if the Debenture or Common Shares are registered under the Securities Act (and a prospectus meeting the requirements of Section 10 of the Securities Act is available) and are registered under applicable state securities law, if such legend and instructions may be properly removed under the terms of Rule 144 promulgated under the Securities Act and under any applicable state securities law or if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company, to the effect that any resale, transfer or assignment of the Debenture or Common Shares may be made without registration.

         4.4 "MARKET STAND-OFF". Purchaser hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock of the Company not to exceed 180 days following the effective date of a registration statement of the Company filed under the Securities Act, such signatory shall not, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees, or affiliates, of Purchaser who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration and except to the extent otherwise consented to by the Company and such underwriter. To the extent that any officer or director of the Company has not entered into a market stand-off agreement of equivalent duration and effect with respect to any Company securities beneficially owned by such officer or director, the Company shall use best efforts to require each officer and director of the Company to enter into such an agreement.

    5.   CONDITIONS TO CLOSINGS.

         5.1 CONDITIONS TO OBLIGATIONS OF PURCHASER AT CLOSING. The obligation of Purchaser to purchase the Debenture at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Purchaser pursuant to the terms of Section 7.1:

               (a) REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in
Section 3 of this Agreement and in the Debenture shall be true and complete in all material respects (i) on the date hereof (except where explicitly made as of a different date) and (ii) on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date (except where explicitly made as of a different date); the Company's business and assets shall not have been adversely affected in any material way prior to the Closing Date; and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date, including, without limitation, making arrangements satisfactory to London for the immediate payment of the Fee pursuant to
Section 1.3.

               (b) CONSENTS AND WAIVERS. The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution, issuance, delivery and performance by the Company of this Agreement, the Security Agreement, the Rights Agreement or the Debenture), permits and waivers necessary or appropriate for consummation of the transactions provided for in this Agreement, the Security Agreement, the Rights Agreement and the Debenture.

               (c) FINANCING STATEMENTS AND RELATED DOCUMENTS. The Company shall have executed and delivered to Purchaser for filing, or have caused to be filed for Purchaser, such UCC-1 financing statements, assignment(s) of patent rights and other documents as Purchaser may reasonably request to perfect Purchaser's security interests in the Company's assets in accordance with the terms of the Security Agreement and the Debenture.

               (d) SECURITY AGREEMENT AND RIGHTS AGREEMENT. The Company shall have executed and delivered the Security Agreement, and the Company and the existing stockholders of the Company whose signatures are required shall have executed and delivered the Rights Agreement.

               (e) COMPLIANCE CERTIFICATE. The Company shall have delivered to Purchaser a certificate, executed on behalf of the Company by its Chief Executive Officer, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b) and, if applicable, (c) of this Section 5.1.

               (f) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchaser and their special counsel, and Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY AT THE CLOSING. The Company's obligation to issue and sell the Debenture at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Purchaser in Section 4 hereof shall be true and complete in all material respects (i) on the date hereof and (ii) on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

               (b) CONSENTS AND WAIVERS. Purchaser shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution, delivery and performance by Purchaser of this Agreement), permits and waivers necessary or appropriate for the consummation by Purchaser of the transactions provided for in this Agreement or in the Debenture.

    6. AFFIRMATIVE AND NEGATIVE COVENANTS. The Company hereby covenants and agrees with Purchaser as follows (the following covenants and agreements shall continue as long as the Debenture remains outstanding, unless an earlier expiration date is indicated below):

         6.1 INSPECTION RIGHTS. For so long as the Debenture remains outstanding, the Company will permit representatives of Purchaser to visit and inspect any of its properties and to examine and make copies of its non-privileged books and records and to discuss its affairs, finances and accounts with its officers, employees and agents all at such reasonable times and as often as may reasonably be desired. Purchaser agrees to keep such information confidential and to not buy or sell the Company's securities while in the possession of material non-public information regarding the Company.

         6.2 BOARD VISITATION RIGHTS. Until the Company consummates an initial public offering of its Common Stock or the Debenture is no longer outstanding, the Company will permit one representative of the Purchaser to attend all Board of Director meetings in a non-voting capacity, and shall provide such representative with copies of all non-privileged information otherwise distributed to members of the Board of Directors. Purchaser agrees to keep such information confidential.

         6.3 ADDITIONAL SECURITIES. Except as set forth in Section 4 of the Debenture, for so long as the Debenture remains outstanding, the Company will not incur any additional indebtedness, or issue or sell any debt or equity securities, which have a right of payment, liquidation preference, dividend right or other right that entitles the holder thereof to payment that is senior to the Debenture or is inconsistent with the seniority in right of payment of the Debenture granted under this Agreement and the Debenture, PROVIDED, HOWEVER, that the Company may enter into capital lease agreements secured by specific property and capital equipment acquisitions.

         6.4 REPAYMENT OF SUBORDINATED DEBT. For so long as the Debenture remains outstanding, the Company will not directly or indirectly redeem, retire or purchase any indebtedness subordinate to the Debenture, although the Company will be entitled to pay such indebtedness in accordance with its terms (provided that such payment does not violate Purchaser rights in the event of a default under the Debenture).

         6.5 DIVIDENDS AND DISTRIBUTIONS. For so long as the Debenture remains outstanding, the Company will not pay any dividends to any shareholder or effect any distribution of the Company's assets to any shareholder (other than payments in the ordinary course of the Company's business or repurchase in accordance with the terms of the Company's equity incentive plans of shares issued under such plans).

         6.6 ENCUMBRANCES AND LIENS. Except as set forth in Section 4 of the Debenture, the Company will not create, assume or suffer to exist, any mortgage, pledge, security interest, encumbrance or lien on property of any kind, real, personal or mixed, now owned or hereafter acquired, or upon the income or profits thereof, except (i) as already existed prior to the execution of this Agreement; (ii) for minor encumbrances and easements on real property which do not affect its market value, (iii) for purchase money interests (which includes mortgages, conditional sale contracts, capitalized leases and similar title retention or deferred purchase devices) encumbering only the property purchased and existing liens on purchased property in the ordinary course of business. or (iv) for any extension, renewal or replacement of the foregoing in the ordinary course of business.

         6.7 AFFILIATES. The Company will not enter into or perform any transaction with any person or entity who controls or is controlled by or under common control with the Company (an "AFFILIATE"), except on terms no less favorable to the Company than would be available in a bona fide arms length transaction with a non-Affiliate.

         6.8 PAYMENT OF OBLIGATIONS. The Company will pay and discharge promptly all taxes, assessments and other governmental charges and claims levied or imposed upon it or its property, or any part thereof, provided, however, that the Company will have the right to contest in good faith any such taxes, assessments, charges or claims, and pending the outcome of such contest, to delay or refuse payment thereof provided that adequate funded reserves are established.

         6.9 MAINTENANCE OF CORPORATE EXISTENCE AND PRINCIPAL PLACE OF BUSINESS. The Company will maintain and preserve its existence and assets and all rights, franchises and other authority necessary for the conduct or its business and will maintain and preserve its property, equipment and facilities in commercially useful order, condition and repair. The Company will not change its corporate name or dba without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld by the Purchaser. The Company will not move its principal place of business outside California without Purchaser's prior written consent, which consent shall not be unreasonably withheld by the Purchaser.

         6.10 MAINTENANCE OF COMMERCIAL RELATIONSHIPS. The Company shall use commercially reasonable efforts to preserve its contracts and leases material to its business and to preserve the goodwill of and maintain the existing relationships with its customers, suppliers and personnel which are beneficial to the business of the Company.

         6.11 INSURANCE The Company will keep all of its insurable property, real, personal, or mixed, insured by good and responsible companies against fire, accident and such other risks as are customarily insured against by companies conducting similar business with respect to like properties and in amounts of coverage as are commercially reasonable. The Company will maintain adequate worker's compensation insurance and adequate insurance against liability for damage to persons or property.

         6.12 COMPLIANCE WITH LAWS AND REGULATIONS. The Company will use its best efforts to ensure that it does not violate any federal, state, local or foreign law, ordinance or regulations or any order, judgment, injunction or decree or any court, arbitrator or governmental body which are material to the conduct of the Company's business, including without limitation laws relating to pollution or protection of the environment, labor and employment practices, health and safety, and importing and exporting goods and services.

         6.13 CAPITAL EXPENDITURES. The Company will not (i) make any plant or fixed capital expenditure, or any commitment therefor, or purchase any personal property or replacement equipment in excess of $1.5 million during its fiscal year 1998, in excess of $2.5 million during its fiscal year 1999, in excess of $5.5 million during its fiscal year 2000 and in excess of $11.0 million during its fiscal year 2001; provided, however, that such limits will be increased by a percentage equal to that percentage by which the current fiscal year's net revenues exceed the current fiscal year's projected net revenues (as set forth in the Business Plan).

         6.14 KEY MAN LIFE. The Company shall obtain and maintain key man life insurance on Mr. Carl S. Ledbetter ("Ledbetter") for so long as Ledbetter remains Chief Executive Officer of the Company, with proceeds payable to the Company.

    7.   MISCELLANEOUS.

         7.1 WAIVERS AND AMENDMENTS. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         7.2 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

         7.3 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the execution of this Agreement and the Closing.

         7.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Company may not assign its rights or delegate its duties under this Agreement, the Security Agreement or the Debenture, except by operation of law or with the prior written consent of Purchaser.

         7.5 ENTIRE AGREEMENT. This Agreement, the exhibits to this Agreement and the Exceptions Letter constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and replace any prior or concurrent agreements, understandings or representations between the Company and Purchaser

         7.6 NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be sent via facsimile, overnight courier service or mailed by first class mail, postage prepaid, addressed or sent (a) if to Purchaser, at the address of Purchaser set forth above or facsimile no.
(919) 981-2797 (with a copy to Berkeley International Capital Corporation, 650 California Street, San Francisco, California 94920, facsimile no. (415) 249-0553), or at such other address or number as Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at the address set forth above or facsimile no.: (408) 725-2439, or at such other address or number as the Company shall have furnished to Purchaser in writing.

         7.7 SEPARABILITY. In case any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7.8   FINDER'S FEES.

               (a) The Company (i) represents and warrants that it has retained no finder or broker, in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold Purchaser harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, are responsible. The Company shall, however, pay the Fee pursuant to Section l.3.

               (b) Purchaser (i) represents and warrants that it has retained no finder or broker, in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser, or any of its employees or representatives, are responsible.

         7.9 EXPENSES AND FEES. The Company will bear the actual legal expenses that Purchaser incurs with respect to this Agreement and the transaction provided for herein up to a maximum amount of $10,000. Except for the immediately preceding sentence, the Company and Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and such transaction. In the event any litigation between the parties arises out of, in connection with or with respect to this Agreement, the prevailing party shall be entitled to receive from the nonprevailing party the reasonable costs and expenses incurred by the prevailing party (including attorneys fees) in connection with such litigation.

         7.10 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         7.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         7.l2 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to Purchaser, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on Purchaser's part of any breach or default under this Agreement, or any waiver on Purchaser's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, or by law or otherwise afforded to Purchaser, shall be cumulative and not alternative.

    7.13 FUTURE EMPLOYEE AGREEMENTS AND ISSUANCES. The Company will require that all future employees of the Company enter into Proprietary Information and Inventions Agreements in substantially the form provided to the Agent's counsel, with such amendments thereto or deviations therefrom as the Company's Chief Executive Officer or Board of Directors may from time to time deem appropriate. All future issuances of securities of the Company to employees, officers and consultants shall be made pursuant to stock purchase or stock option agreements approved by the Company's Board of Directors, and including a "market stand-off" provision substantially similar to that set forth in Section 1.12 of the Rights Agreement or such other terms as the Board of Directors may approve.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                      "COMPANY"

                                      HYBRID NETWORKS, INC.

                                      By: /s/ Carl S. Ledbetter
                                         ---------------------------------

                                      Its: PRESIDENT & CEO
                                         ---------------------------------

                                      "PURCHASER"

                                      LONDON PACIFIC LIFE & ANNUITY COMPANY

                                      By: Susan Y. Gressel
                                         -----------------------------------
                                      Its: V.P. & Treasurer
                                         -----------------------------------
Exhibit:
--------
A.  Form of Debenture
B.  Form of Security Agreement
C.  Form of Rights Agreement

                  SENIOR SECURED CONVERTIBLE DEBENTURE DUE 2002

                              CUPERTINO, CALIFORNIA

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THIS DEBENTURE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDER SHOULD BE AWARE THAT HOLDER MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE MAKER OF THIS DEBENTURE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE MAKER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALES IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

$5,500,000                                                       April 30, 1997

     For value received, Hybrid Networks, Inc., a Delaware corporation ("HYBRID") at 10161 Bubb Road, Cupertino, California 95014-4167, promises to pay on April 30, 2002 (the "MATURITY DATE") to the order of London Pacific Life & Annuity Company ("LONDON PACIFIC") or any subsequent holder of this Debenture (London Pacific or such subsequent holder, as applicable, is referred to herein as "HOLDER") by wire transfer in immediately available funds to the account of London Pacific at 3109 Poplarwood Court, Suite 108, Raleigh, North Carolina 27604 (or such other address as Holder may specify in writing to Hybrid), the principal sum of Five Million Five Hundred Thousand Dollars ($5,500,000) together with any interest accrued and unpaid as of the date thereof; on the terms and conditions set forth herein.

     1. TERM AND PAYMENT. The term of this Debenture shall commence on the date first set forth above and shall end April 30, 2002. During the term of this Debenture, the unpaid principal amount hereof shall bear interest at the rate of 12% per annum, on a 360 days basis, actual days elapsed, which shall be payable quarterly in arrears commencing on June 30, 1997 and continuing on the last day of each third month (September 30, December 31, March 31 and June 30) thereafter until maturity. On the Maturity Date, all accrued and unpaid interest and all principal shall be paid in full, except as provided otherwise herein. It is provided, however, that the rate at which interest will accrue on unpaid principal under this Debenture will not exceed the highest rate permitted by applicable law. Principal and interest shall be payable in lawful money of the United States of America, without any deduction of any nature by way of set off, counterclaim or otherwise.

     This Debenture is issued by Hybrid pursuant to the Senior Secured Convertible Debenture Purchase Agreement dated as of the date hereof between Hybrid and London Pacific.

     2. CONVERSION.

        (a) RIGHT TO CONVERT/AUTOMATIC CONVERSION.

            (1) Subject to Section 2(c) below, this Debenture shall be convertible, in whole or in part (subject to Section 2(g) below), at the option of Holder, at any time after the date hereof until this Debenture is paid in full into such number of fully paid and nonassessable shares of Common Stock of Hybrid, par value $0.001 per share ("COMMON STOCK"), as is determined by dividing the outstanding principal amount of this Debenture by the Conversion Price then in effect. As of the date on which this Debenture is issued (the "ISSUANCE DATE"), the Conversion Price is $3.967566. Such Conversion Price shall be subject to adjustment as set forth in Section 2(c). (Such Conversion Price, as so adjusted, is referred to herein as the "CONVERSION PRICE.") If this Debenture is converted for the full original principal amount following the Issuance Date, assuming no adjustment to the Conversion Price, Holder would receive upon such conversion 1,386,240 shares of Common Stock.

            (2) This Debenture shall automatically be converted in full into shares of Common Stock, by dividing the outstanding principal amount of this Debenture by the Conversion Price then in effect, on the Conversion Date (as defined below) following the consummation of (A) the sale of Common Stock by Hybrid in a bona fide, firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "ACT"), provided that (i) the public offering price per share is not less than an amount (the "MINIMUM PER SHARE PRICE") which when multiplied by the number of all the issued and outstanding shares of Common Stock of Hybrid on a fully diluted basis immediately before the sale (assuming the exercise of all outstanding options, warrants, conversion rights and other rights to acquire shares of Common Stock of Hybrid and assuming the issuance of all other shares currently reserved for issuance under Hybrid's equity incentive plans (such assumed exercise and issuance are referred to as the "ASSUMED ISSUANCES") (but excluding the shares of Common Stock sold in the public offering, the shares of Common Stock issuable upon conversion of the Debentures, and all shares (or securities convertible or exchangeable into shares), other than the shares included in the Assumed Issuances, issued after the date hereof)) equals at least $166.5 million and (ii) the gross proceeds to Hybrid of such public offering are at least $15 million or (B) the acquisition of all or substantially all of the capital stock of Hybrid or all or substantially all of its assets by a third party (whether in a merger, consolidation, sale of assets or otherwise) for consideration of at least $166.5 million in cash or fair market value of securities issued in connection with the acquisition (excluding any consideration attributable to any securities that Hybrid may issue in connection with the acquisition), provided that, if securities of the acquiror (or its affiliate) are issued in connection with the acquisition, such securities shall be freely tradable by the Holder or shall, in the aggregate, be publicly valued at least an amount (the "MINIMUM AMOUNT") which, when added to the amount of any cash paid by the acquiror to Hybrid or its stockholders in connection with the acquisition) is at least $166.5 million. The term "CONVERSION DATE" shall mean: (I), in the case of a public offering referred to in (A) above, the first day following any 90 consecutive calendar day period commencing on or any time after the public offering on which the closing price of the Common Stock of Hybrid (as publicly reported on the public market on which such Common Stock is traded) is equal to or greater than the Minimum Per Share Price for each day of such 90 consecutive calendar day period. (Accordingly, if the closing price of Common Stock is at least equal to the Minimum Per Share Price on each of the 90 calendar days commencing with the date on which shares of the Common Stock are sold in the public offering, then the Conversion Date will be the first day following such 90th calendar day) or (II) in the case of an acquisition referred to in
(B) above, the date on which the acquisition is consummated; it is provided, however, that if securities are issued in connection with the acquisition and such securities are freely tradable by the Holder, then the Conversion Date shall be the first day following any 90 consecutive calendar day period commencing on or after the acquisition on which the securities, when added to the amount of any cash paid by the acquiror to Hybrid or its stockholders in connection with the acquisition are publicly valued at least the Minimum Amount for each day during such 90 consecutive day period.

        (b) MECHANICS OF CONVERSION. Before Holder shall be entitled to convert this Debenture or any portion thereof into shares of Common Stock, Holder shall surrender this Debenture, duly endorsed, at the office of Hybrid and shall give written notice to Hybrid of the election to convert this Debenture or portion thereof specifying the portion) and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Hybrid shall, as soon as practicable thereafter, issue and deliver to Holder, or to Holder's nominee or nominees, the shares of Common Stock to which Holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date on which this Debenture is surrendered and notice of conversion is given as provided above (except that, in the case of any automatic conversion pursuant to Section 2(a)(2), the conversion shall be deemed to have been made immediately prior to the occurrence that triggers such conversion as provided in Section 2(a)(2)), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Act, the conversion may, at the option of Holder, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the shares of Common Stock issuable upon such conversion shall not be deemed to have converted such shares until immediately prior to the closing of such sale of securities

        (c) CONVERSION PRICE ADJUSTMENTS. The Conversion Price shall be subject to adjustment from time to time as follows:

            (1) (A) Upon each issuance by Hybrid of any Additional Stock (as defined below), after the Issuance Date, without consideration (except as provided in Section 2(c)(3) below or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 2(c)(1) be adjusted to a price determined by multiplying the Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by Hybrid for such issuance would purchase at the Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock; it is provided, however, that during the period commencing on the Issuance Date and ending on the earlier of (I) October __, 1998 or
(II) the consummation of Hybrid's
sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Act, the public offering price per share of which was not less than 175% of the then Conversion Price and that results in aggregate gross proceeds to Hybrid of $15.0 million or more, upon each issuance of Additional Stock without consideration (except as provided in Section 2(c)(3) below) or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 2(c)(1) be adjusted to the Effective Price (as defined below) at which the Additional Stock is issued. The "EFFECTIVE PRICE" for any issuance of Additional Stock shall mean the greater of $1.75 or the quotient determined by dividing the total number of shares of Additional Stock issued by Hybrid in such issuance into the aggregate amount of consideration received by Hybrid therefor, as provided in this Section 2(c)(1).

                    (B) No adjustment of the Conversion Price shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Section 2(c)(1)(E)(III) and 2(c)(1)(E)(IV) below, no adjustment of the Conversion Price pursuant to this Section 2(c)(1) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                    (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by Hybrid for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                    (E) In the case of the issuance (whether before, on or after the Issuance Date) of options to purchase or rights to subscribe for Common Stock, securities that are by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 2(c)(1) and Section 2(c)(2):

                         (I) The aggregate maximum number of shares of Common
Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 2(c)(1)(C) and 2(c)(1)(D), except as provided in subsection 2(c)(i)(E)(V), if any, received by Hybrid upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock converted thereby.

                         (II) The aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by Hybrid for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by Hybrid (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 2(c)(1)(C) and 2(c)(1)(D), except as provided in subsection 2(c)(1)(E)(V)).

                         (III) In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to Hybrid upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or change of such securities.

                         (IV) Upon the expiration of any such options or
rights, the termination of any such rights to convert or change or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities, provided that no such recomputation shall have the effect of increasing or decreasing the Conversion Price to an amount other than the amount that would have existed on the recomputation date had the unexercised options or rights never been issued.

                         (V) In determining the amount of consideration
received by Hybrid for or upon the issuance of any Additional Stock or other securities for the purposes of this Section 2(c)(1) or Section 2(c)(2) the value of any options to purchase or rights to subscribe for Common Stock, securities that are by their terms convertible into or exchangeable for Common Stock or options to Purchase or rights to subscribe for such convertible or exchangeable securities (each a "DERIVATIVE SECURITY") issued by Hybrid shall be deemed to be zero (so that the issuance itself of any such Derivative Security shall not be deemed to increase or decrease the consideration otherwise received by Hybrid under this Section 2(c)(1) or Section 2(c)(2), inasmuch as the rights under such Derivative Security shall be deemed to have been exercised immediately upon the issuance of such Derivative Security (as contemplated by Sections 2(c)(1)(E)(I) and 2(c)(1)(E)(II).

            (2) "ADDITIONAL STOCK" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(c)(1)(E) by Hybrid after the Issuance Date other than

                (A) Common Stock issued pursuant to a transaction described in Section 2(c)(3) hereof;

                (B) shares of Common Stock or Preferred Stock, or options, warrants or rights to acquire any such shares, issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes and approved by the Board of Directors of Hybrid) of Hybrid directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of Hybrid; provided that the price at which such shares are issued (or, in the case of such options, warrants or rights, the exercise price thereof) is at the time of issuance of such shares (or at the time of the issuance of such options, warrant or rights, as the case may be) not less than the fair market value of such shares as determined by the Board of Directors; as provided in Section 2(c)(1)(E), the term "ADDITIONAL STOCK" shall not include any shares of capital stock that are issued upon the exercise of any options, warrants or rights excluded from the definition of Additional Stock hereunder;

                (C) shares of Common Stock issued or issuable upon conversion of this Debenture or upon conversion of or as a dividend or distribution on shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock.

            (3) In the event Hybrid should at any time or from time to time after the Issuance Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "COMMON STOCK EQUIVALENTS") without any payment of any consideration by such holder for the additional shares of Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend destruction, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of the Debenture shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in
Section 2(c)(1)(E).

            (4) If the number of shares of Common Stock outstanding at any time after the Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of the Debenture shall be decreased in proportion to such decrease in outstanding shares.

        (d) OTHER DISTRIBUTIONS. In the event Hybrid shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by Hybrid or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 2(c)(3), then, in each such case for the purpose of this Section 2(d), Holder shall be entitled to a proportionate share of any such distribution as though Holder was the holder of the number of shares of Common Stock of Hybrid into which the Debenture is convertible as of the record date fixed for the determination of the holders of Common Stock of Hybrid entitled to receive such distribution.

        (e) RECAPITALIZATIONS. If at any time or from time to time there shall be recapitalization of the Common Stock, provision shall be made so that Holder shall thereafter be entitled to receive upon conversion of this Debenture or any portion thereof the number of shares of stock or other securities or property of Hybrid or otherwise to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 with respect to the rights of Holder after the recapitalization to the end that the provisions of this Section 2 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the shares of this Debenture) shall be applicable after that event as nearly equivalent as may be practicable.

        (f) NO IMPAIRMENT. Hybrid will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Hybrid, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of Holder against impairment.

        (g) NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

            (1) No fractional shares shall be issued upon conversion of this Debenture or any portion thereof, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total principal amount of this Debenture that Holder is at the time converting into Common Stock and the number of shares of Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

            (2) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 2, Hybrid, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Hybrid shall upon the written request at any time of Holder, furnish or cause to be furnished to Holder a like certificate selling forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Debenture.

        (h) NOTICES OF RECORD DATE. In the event of any taking by Hybrid of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, Hybrid shall mail to Holder, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

        (i) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. Hybrid shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of this Debenture such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Debenture; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect such conversion, in addition to such other remedies as shall be available to Holder, Hybrid will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

        (j) NOTICES. Any notice required by the provisions of this Debenture shall be deemed given, with respect to Holder, (1) upon personal delivery to Holder, (2) on the third business day after deposit in United States mail, postage prepaid and addressed to Holder at Holder's address appearing on the records of Hybrid on or at such other address as Holder may designate by advance notice in accordance with this Section 2(j) or (3) upon confirmed receipt by Holder of a facsimile transmission addressed to Holder and sent to Holder's fax number indicated for such holder in the records of Hybrid or to such other fax number as Holder may designate by advance notice in accordance with this Section 2(j).

        (k) EFFECT OF CONVERSION UPON INTEREST. Upon conversion of this Debenture in full, Hybrid shall pay to Holder all accrued and unpaid interest. In the event that this Debenture is converted in part, (1) Hybrid shall pay to Holder all accrued and unpaid interest on the converted principal amount of this Debenture and (2) after such conversion, the amount of principal outstanding under the Debenture will be equal to the amount of principal outstanding immediately before the conversion less the converted principal amount. Interest will continue to accrue at the rate of 12% per annum in such remaining outstanding principal amount until all outstanding principal and accrued interest on this Debenture, including all interests accrued on the principal amount of the Debenture that is not converted, is paid.

     3. GRANT OF SECURITY INTEREST. As security for all obligations of Hybrid under this Debenture, Hybrid is executing and delivering concurrently herewith that certain Security Agreement dated the date hereof between London Pacific and Hybrid (the "SECURITY AGREEMENT") whereby Hybrid grants to Holder a security interest in all of its tangible and intangible assets (including but not limited to intellectual property), owned now or acquired later by Hybrid, other than the Excluded Assets (defined below); and Hybrid agrees to execute any documents reasonably necessary in Holder's opinion to perfect this security interest. Hybrid agrees that it will not encumber or otherwise cause a lien to be placed upon its assets, including but not limited to intellectual property, except for equipment subject to Hybrid's equipment leases (the "EXCLUDED ASSETS"), except as provided in Section 4 below or except as may be permitted by Holder.

     4. SECURITY AND SENIORITY. The indebtedness evidenced by this Debenture is senior in right of payment to all other indebtedness of Hybrid, except as expressly provided herein. The indebtedness evidenced by this Debenture shall be subordinate in right of payment to the prior payment in full of all Senior Indebtedness (as defined below) at the election of Hybrid.

     The term "SENIOR INDEBTEDNESS" means the principal of, interest on and any other payment due pursuant to all indebtedness of Hybrid borrowed from Silicon Valley National Bank or Coast Business Credit, or such other commercial lending institution chosen by Hybrid, subject to Holder's consent (which consent shall not be unreasonably withheld), at any time after six months following the date of this Debenture in the principal amount of no more than $5,000,000. Such Senior Indebtedness may be secured by all or a portion of Hybrid's assets and any proceeds therefrom; in which case Holder agrees to subordinate immediately any security interest in such assets and proceeds on reasonable terms customarily required by such bank or other lending institution (provided that such subordination does not prohibit the payment of interest by Hybrid to Holder in accordance with the terms of this Debenture).

     5. TRANSFER. Except as permitted under the Act, or under applicable state securities laws, pursuant to registration thereunder or exemption from the registration requirements thereof, Hybrid may place such legends on this Debenture or any Notes (as defined below) that Hybrid reasonably deems to be required under the Act or applicable securities laws. Any purported transfer that is not in compliance with this Section 5 shall be void and of no force or effect. Before any portion of this Debenture may be transferred to another person in accordance with this Section 5, Holder shall surrender this Debenture to Hybrid (as provided in Section 2(b)) together with a written notice (in accordance with Section (j)) setting forth the portion of this Debenture that Holder requests to transfer, the identity of the proposed transferee and the basis on which Holder requests the transfer in accordance with this Section 5. Holder shall, at Hybrid's request, deliver an opinion of counsel in support of its request for transfer.

     If any transfer of a portion of this Debenture is made in accordance with this Section 5, Hybrid shall cancel this Debenture and issue (a) a new Debenture, in the form hereof, to the transfer for the portion transferred and (b) a new Debenture, in the form hereof, to the transferor for the portion not transferred. Such new Debentures are referred to herein, collectively, as the "DEBENTURES" and the holders of the Debentures are referred to herein as "HOLDERS." No payment of principal will be made by Hybrid under the Debentures unless a payment of principal is made under each of the Debentures in an amount equal to the total amount of principal being paid under all the Debentures times a fraction, the numerator of which is the principal amount outstanding under such Debenture and the denominator is the principal amount outstanding under all of the Debentures. No Payment of interest will be made by Hybrid under the Debentures unless a payment of interest is made under each of the Debentures times a fraction, the numerator of which is the outstanding amount of interest due under such Debenture and the denominator is the outstanding amount of interest due under all the Debentures.

     Except as set forth above, each of the Holders shall be subject to the obligations, and shall have the rights (reduced proportionately), of Holder hereunder. The exercise of any security interest granted under Section 3 and the Security Agreement, the exercise of any and all rights of Holder upon a default under Section 6, the exercise of any other rights hereunder or under the Security Agreement, the amendment of any Debenture or the Security Agreement or the waiver of any provisions of any Debenture or the Security Agreement shall be made only by the Holders that then hold Debentures representing in the aggregate at least a majority of the then outstanding principal amount of all the Debentures (the "MAJORITY HOLDERS"), and the Majority Holders shall give prompt written notice of such action to Hybrid and the other Holders; any such exercise, amendment or waiver, when approved by the Majority Holders, shall apply and be effective with respect to all the Holders and all the Notes; it is provided, however, that (a) if Hybrid reasonably determines that any exercise of any rights hereunder by any one of the Holders, or that an amendment or waiver of any provisions of any Note of any one of the Holders, shall not adversely affect any of the other Holders, (b) if Hybrid gives at least 20-days' advance written notice to the other Holders setting forth such exercise, amendment or waiver and indicating the intention that it become effective within 20 days pursuant to this proviso, and (c) if no other Holder gives such 20-day written notice of such Holder's objection to such exercise, amendment or waiver, then the exercise, amendment or waiver shall become effective at the end of such 20-day period and shall apply only to the specific Holder and Debenture in question.

     6. DEFAULT. For the purposes of this Debenture and each of the other Debentures, the term "DEFAULT" shall refer to any of the following:

        (a) Hybrid's failure to meet its payment obligations when due under this Debenture, including, without limitation, the due and punctual payment of any principal or interest on the Debenture as such principal or interest shall become due and payable;

        (b) Hybrid commits a breach or default in the due and punctual performance of its obligations under this Debenture, the Security Agreement or the Senior Secured Convertible Debenture Purchase Agreement dated the date hereof between London Pacific and Hybrid;

        (c) Hybrid commits a breach or default in the due and punctual performance of any covenant or agreement with respect to indebtedness for borrowed money and such breach or default permits the holder to accelerate such indebtedness under the terms thereof, or interest shall become due and payable or Hybrid commits a material breach under any real property lease agreement or capital equipment lease agreement to which Hybrid is a party;

        (d) A consolidation or merger of Hybrid with or into any other corporation or corporations or a sale or other disposition of all or substantially all the assets of Hybrid, if the surviving corporation or corporations in the merger or consolidation or the purchaser or other recipient of all or substantially all Hybrid's assets in such sale or other disposition does not assume all Hybrid's obligations under this Debenture; or

        (e) The filing of a petition in bankruptcy or under any similar insolvency law by Hybrid, the making of an assignment for the benefit of creditors, or if any voluntary petition in bankruptcy or under any similar insolvency law is filed against Hybrid and such petition is not dismissed within 60 days after the filing thereof.

     Except for a default pursuant to (a) or (e), upon any such default Hybrid shall have 30 days to cure such default after receipt of written notice of default from Holder specifying the nature of Hybrid's default. If Hybrid is unable to cure its default within 30 days, Holder may, at Holder's option, accelerate repayment of the outstanding amount of principal and all accrued and unpaid interest under this Debenture (or, if there is more than one Debenture outstanding, the Majority Holders may accelerate repayment of the outstanding principal and all accrued and unpaid interest under all the Debentures), in which case the outstanding amount of principal and all accrued interest under this Debenture (or, if there is more than one Debenture outstanding, the outstanding amounts of principal and accrued and unpaid interest under all the Debentures) (in either case, the "OUTSTANDING BALANCE") shall be due and payable in full on the 30th day following such written notice of default. It is provided, however, that, if prior to the date on which such Outstanding Balance becomes due and payable pursuant to the acceleration provided for above. Holder (or the Majority Holders, as the case may be) may elect to rescind such acceleration and take such action with respect to such default as Holder determines (or such Majority Holders, as the case may be, determine, provided that such Majority Holders give prompt written notice thereof to Hybrid and the other Holders).

     Upon any default of Hybrid under this Debenture, Holder will have, in addition to Holder's rights and remedies under this Debenture, all the rights and remedies of a secured party under the California Commercial Code, including without limitation the right to full recourse against any real, personal, tangible or intangible assets of Hybrid (other than the Excluded Assets), and may pursue any legal or equitable remedies that are available to Holder. Holder shall not have the right to sell or assign this Debenture to a third party, except as permitted in the Agreement.

     7. MISCELLANEOUS. Hybrid waives presentment for payment, protest, notice of protest and notice of prepayment of this Debenture. Hybrid agrees to reimburse Holder for all its reasonable costs and expenses, including reasonable attorneys' fees, in connection with the enforcement of this Debenture, whether or not any suit is instituted. Should suit be commenced to collect this Debenture or any portion thereof, such sum as the court may deem reasonable shall be added hereto as attorneys' fees, including any fees awarded on any appeal. The term "SUIT" as used herein includes any action before any United States Bankruptcy Court.

     This Debenture shall be governed and construed according to the laws of the State of California and shall be binding on the successors and assigns of Hybrid.

Date April 30, 1997                    HYBRID NETWORKS, INC.


                                       By: /s/ Carl S. Ledbetter
                                           ------------------------------------
                                           Carl S. Ledbetter, President and
                                           Chief Executive Officer

                                SECURITY AGREEMENT

    This Security Agreement (this "AGREEMENT") is made and entered into effective as of April 30, 1997 (the "EFFECTIVE DATE") by and between Hybrid Networks, Inc., a Delaware corporation ("BORROWER"), and London Pacific Life & Annuity Company, a North Carolina stock life insurer ("LENDER").

                                     RECITALS

    A. Borrower is borrowing the principal amount of $5,500,000 from Lender pursuant to the terms of a certain Senior Secured Convertible Debenture Purchase Agreement between Borrower and Lender dated of even date herewith (the "PURCHASE AGREEMENT") and a Senior Secured Convertible Debenture Due 2002 of Borrower to Lender dated of even date herewith (the "DEBENTURE").

    B. The parties have agreed that Borrower's obligations under the Purchase Agreement and the Debenture will be secured by Borrower's grant to Lender of a security interest in and to certain collateral, pursuant to the terms and conditions of this Agreement.

    NOW, THEREFORE, as a material inducement to Lender to enter into the Purchase Agreement, and in consideration of loan made by Lender under the Debenture and the Purchase Agreement, the parties' agreements herein, and for other good and valuable consideration, the parties hereby agree as follows:

    1. SECURITY. The payment and performance of Borrower's obligations under the Purchase Agreement and the Debenture (hereinafter collectively referred to as the "OBLIGATIONS") will at all times be secured as follows:

       (a) GRANT OF SECURITY INTEREST. As security for the due performance and payment of the Obligations, Lender hereby grants to Lender a security interest in the "Collateral" as defined in Section 1(b).

       (b) COLLATERAL DEFINED. As used in this Agreement, the term "COLLATERAL" means, collectively, any and all of the assets, properties, goods, inventory, equipment, furniture, fixtures, leases, supplies, records, money, documents, instruments, chattel paper, accounts, intellectual property rights (including but not limited to, copyrights, moral rights, patents, patent applications, trademarks, service marks, trade names, trade secrets and other general intangibles), whether owned by Borrower on the Effective Date or hereafter acquired, and all proceeds, returns, repossessions, substitutions, exchanges and accessions thereof, except for the equipment subject to certain equipment leases as set forth on EXHIBIT A attached hereto, except as provided in Section 4 of the Debenture or except as may be permitted by Lender.

       (c) FINANCING STATEMENTS. So long as Borrower is indebted to Lender under the Debenture, Borrower will promptly execute and deliver to Lender such assignments, notices, financing statements, or other documents and papers (including, but not limited to, such documents as may be filed with the U.S. Register of Copyrights and the U.S. Patent and Trademark Office in order to perfect Lender's rights in Borrower's patents, registered trademarks, registered copyrights and applications therefor) as Lender may reasonably require in order to perfect and maintain the security interest in the Collateral granted to Lender hereby and to give any third party notice of Lender's interest in the Collateral. Borrower will pay to Lender all expenses incurred by Lender in filing such assignments, notices, financing statements or other documents or papers (and any continuation statements or amendments thereto). Upon the full and final discharge of all of Borrower's Obligations, Lender will execute and deliver such documents as may be reasonably necessary and requested by Borrower to release the Collateral from the security interested granted to Lender in this Agreement.

    2. COVENANTS OF BORROWER. Borrower hereby covenants and agrees with Lender as follows:

       (a) TAXES. Borrower will pay all taxes due and owing by Borrower at such time as they become due. Borrower will keep the Collateral in good condition and repair continuously for so long as Borrower has Obligations to Lender under the Debenture or under the Purchase Agreement.

       (b) MAINTENANCE OF RECORDS. Borrower will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral belonging to it. For Lender's further security, Lender will have a security interest in all of the books and records of Borrower pertaining to the Collateral.

       (c) NOTICE TO ACCOUNT DEBTORS. Upon the request of Lender at any time after the occurrence and during the continuance of an Event of Default (as defined below), Borrower shall notify account debtors on all Borrower's accounts that such accounts have been assigned to Lender and that payments in respect thereof shall be made directly to Lender.

       (d) MOVING OF COLLATERAL. Borrower will not move or relocate any or all of the Collateral that remains owned by Borrower (other than any Collateral that is sold, leased or otherwise transferred by Borrower in a bona fide transaction for value) to any location outside the State of California without giving Lender written notice of the moving of such Collateral in sufficient time to enable Lender to make all filings necessary to maintain without interruption the continuous perfection of Lender's security interest in such moved or relocated Collateral in the jurisdiction(s) in which such Collateral is moved or relocated. Any notice provided by Borrower relating to the movement of Collateral shall indicate in detail the description of the Collateral to be moved or relocated and the location(s) and address(es) to which such Collateral is to be moved.

    3. LENDER' RIGHTS AND REMEDIES UPON EVENT OF DEFAULT.

       (a) GENERAL REMEDIES. In the event of an occurrence of any Default (as that term is defined in the Debenture) in addition to exercising any other rights or remedies Lender may have under the Debenture at law or in equity or pursuant to the provisions of the California Commercial Code, Lender may, at its option, and without demand first made, exercise any one or all of the following rights and remedies: (i) collect the Collateral and its proceeds;
(ii) take possession of the Collateral wherever it may be found using all reasonable means to do so, or require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender which is reasonably convenient to Borrower; (iii) proceed with the foreclosure of the security interest in the Collateral granted herein and the sale or endorsement and collection of the proceeds of the Collateral in any manner permitted by law or provided for herein; (iv) sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale; (v) institute a suit or other action against Borrower for recovery on the Debenture; (vi) exercise any rights and remedies of a secured party under the California Commercial Code; and/or
(vii) offset, against any payment due from Borrower to Lender, the whole or any part of any indebtedness of Lender to Borrower.

       (b) NO ELECTION OF REMEDIES. The election by Lender of any right or remedy will not prevent Lender from exercising any other right or remedy against Borrower.

       (c) PROCEEDS. If a Default occurs, all proceeds and payments with respect to the Collateral will be retained by Lender (or if received by Borrower will be held in trust and will be forthwith delivered by Borrower to Lender in the original form received, endorsed in blank) and held by Lender as part of the Collateral or applied by Lender to the payment of the Obligations.

       (d) SALES OF COLLATERAL. Any item of Collateral may be sold for cash or other value at public or private sale or other disposition and the proceeds thereof collected by or for Lender. Borrower agrees to promptly execute and deliver, or promptly cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates and affidavits and supply or cause to be supplied such further information and take such further action as Lender may require in connection with any such sale or disposition. Lender will have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Borrower, which right or equity is hereby waived or released. If any notice of a proposed sale, lease, license or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale, lease, license or other disposition. Lender agrees to give Borrower ten (10) days prior written notice of any sale, lease, license or other disposition of Collateral (or any part thereof) by Lender.

       (e) APPLICATION OF PROCEEDS. The proceeds of all sales and collections in respect of the Collateral, the application of which is not otherwise specifically herein provided for, will be applied as follows: (i) first, to the payment of the costs and expenses of such sale or sales and collections and the attorneys' fees and out-of-pocket expenses incurred by Lender relating to costs of collection; (ii) second, any surplus then remaining will be applied first to the payment of all unpaid interest accrued under the Debenture, and then to the payment of unpaid principal under the Debenture; and (iii) third, any surplus then remaining will be paid to Borrower.

    4. NOTICES. Any notice required or permitted hereunder will be given in writing and will be deemed effectively given upon personal delivery, one day after deposit in the United States mail by first class mail, one (1) business day after its deposit with any express courier (prepaid), or one (1) business day after transmission by telecopier, in each case addressed to the other party at such party's address (or facsimile number, in the case of transmission by telecopier) as shown below its signature to this Agreement, or to such other address as such party may designate in writing from time to time to the other party.

    5. JURISDICTION; VENUE. Borrower, by its execution hereof hereby, irrevocably submits to the IN PERSONAM jurisdiction of the state courts of the State of California and of the United States District Court for the Northern District of California that are located in Santa Clara County, California, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement.

    6. TERMINATION. When all Obligations have been paid and performed in full and discharged, this Agreement and the security interest granted to Lender under this Agreement will terminate.

    7. AMENDMENTS AND WAIVERS. No amendment or modification of this Agreement may be made or be effective unless and until it is set forth in writing and signed by all parties hereto. No waiver of any right under this Agreement will be effective unless expressly set forth in a writing signed by each party against whom such waiver is asserted. No course of dealing between the parties will operate as a waiver of any party's rights under this Agreement. A waiver on any one occasion will not be construed as a bar to or waiver of any right or remedy on any future occasion. Borrower acknowledges that the giving by Lender of any notice or information to Borrower, or the securing of any consent by Borrower, not required by the express terms hereof to be given or secured, will not by implication constitute an amendment to or waiver or modification of any provision hereof, or impose upon Lender any duty to give any such notice or information or to secure any such consent on any future occasion.

    8. ATTORNEYS' FEES. If any party hereto commences or maintains any action at law or in equity (including counterclaims or cross-complaints) against the other party hereto by reason of the breach or claimed breach of any term or provision of this Agreement, then the prevailing party in said action will be entitled to recover its reasonable attorney's fees and court costs incurred therein.

    9. SUCCESSORS AND ASSIGNS. The provisions of this Agreement will inure to the benefit of, and be binding on, each party's respective heirs, successors and assigns.

   10. MISCELLANEOUS. The invalidity or unenforceability of any term or provision of this Agreement will not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and will not alter or otherwise affect the meaning of this Agreement. This Agreement, the Purchase Agreement and the Debenture and the exhibits thereto, together constitute the entire agreement and understanding of the parties regarding the subject matter hereof and supersede any and all prior understandings and agreements between the parties with respect to such subject matter.

   11. GOVERNING LAW. This Agreement will be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements between residents thereof and to be performed entirely within such State, without reference to that body of law relating to conflict of laws or choice of law.

   12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, which together will constitute one instrument.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the Effective Date.

BORROWER:                              LENDER:

                                       London Pacific Life & Annuity Company

By:  /s/ Carl Ledbetter                By: /s/ Susan Y. Gressel
   ---------------------------            ---------------------------

Name: Carl Ledbetter                   Name: Susan Y. Gressel
     -------------------------              -------------------------

Title: President & CEO                 Title: V.P. & Treasurer
      ------------------------               -----------------------


    [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                    EXHIBIT A

                        DESCRIPTION OF EXCLUDED COLLATERAL

    1. That certain equipment that is now and in the future will be security for the Equipment Leases with Comdisco (i) dated August 1, 1995 (with a maximum amount of $500,000) and (ii) dated August 19 1996 (with a maximum amount of $1,000,000).

    2. That certain equipment that may be security for additional equipment leases obtained by the Borrower in the future pursuant to Section 3 of the Debenture.

                    SENIOR SECURED CONVERTIBLE DEBENTURE DUE 2002

                                CUPERTINO, CALIFORNIA


THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THIS DEBENTURE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDER SHOULD BE AWARE THAT HOLDER MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE MAKER OF THIS DEBENTURE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE MAKER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALES IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

$5,500,000                                                      April 30, 1997

    For value received, Hybrid Networks, Inc., a Delaware corporation ("HYBRID") at 10161 Bubb Road, Cupertino, California 95014-4167, promises to pay on April 30, 2002 (the "MATURITY DATE") to the order of BG Services Limited ("BG SERVICES") or any subsequent holder of this Debenture (BG Services or such subsequent holder, as applicable, is referred to herein as "HOLDER") by wire transfer in immediately available funds to the account of BG Services c/o Minden House 6 Minden Place, St. Helier, Jersey, Channel Islands (or such other address as Holder may specify in writing to Hybrid), the principal sum of Five Million Five Hundred Thousand Dollars ($5,500,000) together with any interest accrued and unpaid as of the date thereof, on the terms and conditions set forth herein.

    1. TERM AND PAYMENT. The term of this Debenture shall commence on the date first set forth above and shall end April 30, 2002. During the term of this Debenture, the unpaid principal amount hereof shall bear interest at the rate of 12% per annum, on a 360 days basis, actual days elapsed, which shall be payable quarterly in arrears commencing on June 30, 1997 and continuing on the last day of each third month (September 30, December 31, March 31 and June 30, 1997) thereafter until maturity. On the Maturity Date, all accrued and unpaid interest and all principal shall be paid in full, except as provided otherwise herein. It is provided, however, that the rate at which interest will accrue on unpaid principal under this Debenture will not exceed the highest rate permitted by applicable law. Principal and interest shall be payable in lawful money of the United States of America, without any deduction of any nature by way of set off, counterclaim or otherwise.

    This Debenture is issued by Hybrid pursuant to the Senior Secured Convertible Debenture Purchase Agreement dated as of the date hereof between Hybrid and London Pacific Life & Annuity Company ("TRANSFEROR"), and that certain Assignment, Assumption and Consent between Hybrid, Transferor and BG Services.

    2.  CONVERSION.

        (a)  RIGHT TO CONVERT/AUTOMATIC CONVERSION.

             (1) Subject to Section 2(c) below, this Debenture shall be convertible, in whole or in part (subject to Section 2(g) below), at the option of Holder, at any time after the date hereof until this Debenture is paid in full into such number of fully paid and nonassessable shares of Common Stock of Hybrid, par value $0.001 per share ("COMMON STOCK"), as is determined by dividing the outstanding principal amount of this Debenture by the Conversion Price then in effect. As of the date on which this Debenture is issued (the "ISSUANCE DATE"), the Conversion Price is $3.967566, Such Conversion Price shall be subject to adjustment as set forth in Section 2(c). (Such Conversion Price, as so adjusted, is referred to herein as the "CONVERSION PRICE.") If this Debenture is converted for the full original principal amount following the Issuance Date, assuming no adjustment to the Conversion Price, Holder would receive upon such conversion 1,386,240 shares of Common Stock.

             (2) This Debenture shall automatically be converted in full into shares of Common Stock, by dividing the outstanding principal amount of this Debenture by the Conversion Price then in effect, on the Conversion Date (as defined below) following the consummation of (A) the sale of Common Stock by Hybrid in a bona fide, firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "ACT"), provided that (i) the public offering price per share is not less than an amount (the "MINIMUM PER SHARE PRICE") which when multiplied by the number of all the issued and outstanding shares of Common Stock of Hybrid on a fully diluted basis immediately before the sale (assuming the exercise of all outstanding options, warrants, conversion rights and other rights to acquire shares of Common Stock of Hybrid and assuming the issuance of all other shares currently reserved for issuance under Hybrid's equity incentive plans (such assumed exercise and issuance are referred to as the "ASSUMED ISSUANCES") (but excluding the shares of Common Stock sold in the public offering, the shares of Common Stock issuable upon conversion of the Debentures, and all shares (or securities convertible or exchangeable into shares), other than the shares included in the Assumed Issuances, issued after the date hereof)) equals at least $166.5 million and (ii) the gross proceeds to Hybrid of such public offering are at least $15 million or (B) the acquisition of all or substantially all of the capital stock of Hybrid or all or substantially all of its assets by a third party (whether in a merger, consolidation, sale of assets or otherwise) for consideration of at least $166.5 million in cash or fair market value of securities issued in connection with the acquisition (excluding any consideration attributable to any securities that Hybrid may issue in connection with the acquisition), provided that, if securities of the acquiror (or its affiliate) are issued in connection with the acquisition, such securities shall be freely tradable by the Holder or shall, in the aggregate, be publicly valued at at least an amount (the "MINIMUM AMOUNT") which, when added to the amount of any cash paid by the acquiror to Hybrid or its stockholders in connection with the acquisition) is at least $166.5 million. The term "CONVERSION DATE" shall mean: (I), in the case of a public offering referred to in (A) above, the first day following any 90 consecutive calendar day period commencing on or any time after the public offering on which the closing price of the Common Stock of Hybrid (as publicly reported on the public market on which such Common Stock is traded) is equal to or greater than the Minimum Per Share Price for each day of such 90 consecutive trading day period. (Accordingly, if the closing price of Common Stock is at least equal to the Minimum Per Share Price on each of the 90 trading days commencing with the date on which shares of the Common Stock are sold in the public offering, then the Conversion Date will be the first day following such 90th trading day) or (II) in the case of an acquisition referred to in (B) above, the date on which the acquisition is consummated; it is provided, however, that if securities are issued in connection with the acquisition and such securities are freely tradable by the Holder, then the Conversion Date shall be the first day following any 90 consecutive calendar day period commencing on or after the acquisition on which the securities, when added to the amount of any cash paid by the acquiror to Hybrid or its stockholders in connection with the acquisition are publicly valued at at least the Minimum Amount for each day during such 90 consecutive day period.

         (b) MECHANICS OF CONVERSION. Before Holder shall be entitled to convert this Debenture or any portion thereof into shares of Common Stock, Holder shall surrender this Debenture, duly endorsed, at the office of Hybrid and shall give written notice to Hybrid of the election to convert this Debenture or portion thereof (specifying the portion) and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Hybrid shall, as soon as practicable thereafter, issue and deliver to Holder, or to Holder's nominee or nominees, the shares of Common Stock to which Holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date on which this Debenture is surrendered and notice of conversion is given as provided above (except that, in the case of any automatic conversion pursuant to Section 2(a)(2), the conversion shall be deemed to have been made immediately prior to the occurrence that triggers such conversion as provided in Section 2(a)(2)), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Act, the conversion may, at the option of Holder, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the shares of Common Stock issuable upon such conversion shall not be deemed to have converted such shares until immediately prior to the closing of such sale of securities.

         (c) CONVERSION PRICE ADJUSTMENTS. The Conversion Price shall be subject to adjustment from time to time as follows:

              (1) (A) Upon each issuance by Hybrid of any Additional Stock (as defined below), after the Issuance Date, without consideration (except as provided in Section 2(c)(3) below or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 2(c)(1) be adjusted to a price determined by multiplying the Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by Hybrid for such issuance would purchase at the Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock; it is provided, however, that during the period commencing on the Issuance Date and ending on the earlier of (I) October __, 1998 or (II) the consummation of Hybrid's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Act, the public offering price per share of which was not less than 175% of the then Conversion Price and that results in aggregate gross proceeds to Hybrid of $15.0 million or more, upon each issuance of Additional Stock without consideration (except as provided in Section 2(c)(3) below) or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 2(c)(1)) be adjusted to the Effective Price (as defined below) at which the Additional Stock is issued. The "EFFECTIVE PRICE" for any issuance of Additional Stock shall mean the greater of $1.75 or the quotient determined by dividing the total number of shares of Additional Stock issued by Hybrid in such issuance into the aggregate amount of consideration received by Hybrid therefor, as provided in this Section 2(c)(1).

                   (B) No adjustment of the Conversion Price shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Section 2(c)(1)(E)(III) and 2(c)(1)(E)(IV) below, no adjustment of the Conversion Price pursuant to this Section 2(c)(1) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                   (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by Hybrid for any underwriting or otherwise in connection with the issuance and sale thereof.

                   (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than case shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                   (E) In the case of the issuance (whether before, on or after the Issuance Date) of options to purchase or rights to subscribe for Common Stock, securities that are by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 2(c)(1) and Section 2(c)(2):

                        (I) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 2(c)(1)(C) and 2(c)(1)(D), except as provided in subsection 2(c)(i)(E)(V), if any, received by Hybrid upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock converted thereby.

                        (II) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by Hybrid for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by Hybrid (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 2(c)(1)(C) and 2(c)(1)(D), except as provided in subsection 2(c)(1)(E)(V)).

                        (III) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to Hybrid upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or change of such securities.

                        (IV) Upon the expiration of any such options or rights, the termination of any such rights to convert or change or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities; provided that no such recomputation shall have the effect of increasing or decreasing the Conversion Price to an amount other than the amount that would have existed on the recomputation date had the unexercised options or rights never been issued.

                        (V) In determining the amount of consideration received by Hybrid for or upon the issuance of any Additional Stock or other securities for the purposes of this Section 2(c)(1) or Section 2(c)(2), the value of any options to purchase or rights to subscribe for Common Stock, securities that are by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (each a "DERIVATIVE SECURITY") issued by Hybrid shall be deemed to be zero (so that the issuance itself of any such Derivative Security shall not be deemed to increase or decrease the consideration otherwise received by Hybrid under this Section 2(c)(1) or
Section 2(c)(2), inasmuch as the rights under such Derivative Security shall be deemed to have been exercised immediately upon the issuance of such Derivative Security (as contemplated by Sections 2(c)(1)(E)(I) and 2(c)(1)(E)(II).

              (2) "ADDITIONAL STOCK" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(c)(1)(E)) by Hybrid after the Issuance Date other than

                   (A) Common Stock issued pursuant to a transaction described in Section 2(c)(3) hereof;

                   (B) shares of Common Stock or Preferred Stock, or options, warrants or rights to acquire any such shares, issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes and approved by the Board of Directors of Hybrid) of Hybrid directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of Hybrid; provided that the price at which such shares are issued (or, in the case of such options, warrants or rights, the exercise price thereof) is at the time of issuance of such shares (or at the time of the issuance of such options, warrant or rights, as the case may be) not less than the fair market value of such shares as determined by the Board of Directors; as provided in Section 2(c)(1)(E), the term "ADDITIONAL STOCK" shall not include any shares of capital stock that are issued upon the exercise of any options, warrants or rights excluded from the definition of Additional Stock hereunder;

                   (C) shares of Common Stock issued or issuable upon conversion of this Debenture or upon conversion of or as a dividend or distribution on shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock.

              (3) In the event Hybrid should at any time or from time to time after the Issuance Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "COMMON STOCK EQUIVALENTS") without any payment of any consideration by such holder for the additional shares of Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend destruction, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of the Debenture shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in
Section 2(c)(1)(E).

              (4) If the number of shares of Common Stock outstanding at any time after the Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of the Debenture shall be decreased in proportion to such decrease in outstanding shares.

         (d) OTHER DISTRIBUTIONS. In the event Hybrid shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by Hybrid or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 2(c)(3), then, in each such case for the purpose of this Section 2(d), Holder shall be entitled to a proportionate share of any such distribution as though Holder was the holder of the number of shares of Common Stock of Hybrid into which the Debenture is convertible as of the record date fixed for the determination of the holders of Common Stock of Hybrid entitled to receive such distribution.

         (e) RECAPITALIZATIONS. If at any time or from time to time there shall be recapitalization of the Common Stock, provision shall be made so that Holder shall thereafter be entitled to receive upon conversion of this Debenture or any portion thereof the number of shares of stock or other securities or property of Hybrid or otherwise to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 with respect to the rights of Holder after the recapitalization to the end that the provisions of this Section 2 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the shares of this Debenture) shall be applicable after that event as nearly equivalent as may be practicable.

         (f) NO IMPAIRMENT. Hybrid will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Hybrid, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of Holder against impairment.

         (g)  NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

              (1) No fractional shares shall be issued upon conversion of this Debenture or any portion thereof, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total principal amount of this Debenture that Holder is at the time converting into Common Stock and the number of shares of Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

              (2) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 2, Hybrid, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Hybrid shall upon the written request at any time of Holder, furnish or cause to be furnished to Holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Debenture.

         (h) NOTICES OF RECORD DATE. In the event of any taking by Hybrid of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, Hybrid shall mail to Holder, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         (i) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. Hybrid shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of this Debenture such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Debenture; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect such conversion, in addition to such other remedies as shall be available to Holder, Hybrid will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         (j) NOTICES. Any notice required by the provisions of this Debenture shall be deemed given, with respect to Holder, (1) upon personal delivery to Holder, (2) on the third business day after deposit in United States mail, postage prepaid and addressed to Holder at Holder's address appearing on the records of Hybrid on or at such other address as Holder may designate by advance notice in accordance with this Section 2(j) or (3) upon confirmed receipt by Holder of a facsimile transmission addressed to Holder and sent to Holder's fax number indicated for such holder in the records of Hybrid, or to such other fax number as Holder may designate by advance notice in accordance with this Section 2(j).

         (k) EFFECT OF CONVERSION UPON INTEREST. Upon conversion of this Debenture in full, Hybrid shall pay to Holder all accrued and unpaid interest. In the event that this Debenture is converted in part, (1) Hybrid shall pay to Holder all accrued and unpaid interest on the converted principal amount of this Debenture and (2) after such conversion, the amount of principal outstanding under the Debenture will be equal to the amount of principal outstanding immediately before the conversion less the converted principal amount. Interest will continue to accrue at the rate of 12% per annum in such remaining outstanding principal amount until all outstanding principal and accrued interest on this Debenture, including all interests accrued on the principal amount of the Debenture that is not converted, is paid.

    3. GRANT OF SECURITY INTEREST. As security for all obligations of Hybrid under this Debenture, Hybrid is executing and delivering that certain Security Agreement dated the date hereof between Transferor and Hybrid (the "SECURITY AGREEMENT") whereby Hybrid grants to Holder a security interest in all of its tangible and intangible assets (including but not limited to intellectual property), owned now or acquired later by Hybrid, other than the Excluded Assets (defined below); and Hybrid agrees to execute any documents reasonably necessary in Holder's opinion to perfect this security interest. Hybrid agrees that it will not encumber or otherwise cause a lien to be placed upon its assets, including but not limited to intellectual property, except for equipment subject to Hybrid's equipment leases (the "EXCLUDED ASSETS"), except as provided in Section 4 below or except as may be permitted by Holder.

    4. SECURITY AND SENIORITY. The indebtedness evidenced by this Debenture is senior in right of payment to all other indebtedness of Hybrid, except as expressly provided herein. The indebtedness evidenced by this Debenture shall be subordinate in right of payment to the prior payment in full of all Senior Indebtedness (as defined below).

    The term "SENIOR INDEBTEDNESS" means the principal of, interest on and any other payment due pursuant to all indebtedness of Hybrid borrowed from Silicon Valley National Bank or Coast Business Credit, or such other commercial lending institution chosen by Hybrid, subject to Holder's consent (which consent shall not be unreasonably withheld), at any time after six months following the date of this Debenture in the principal amount of no more than $5,000,000. Such Senior Indebtedness may be secured by all or a portion of Hybrid's assets and any proceeds therefrom; in which case Holder agrees to subordinate immediately any security interest in such assets and proceeds on reasonable terms customarily required by such bank or other lending institution (provided that such subordination does not prohibit the payment of interest by Hybrid to Holder in accordance with the terms of this Debenture).

    5. TRANSFER. Except as permitted under the Act, or under applicable state securities laws, pursuant to registration thereunder or exemption from the registration requirements thereof. Hybrid may place such legends on this Debenture or any Notes (as defined below) that Hybrid reasonably deems to be required under the Act or applicable securities laws. Any purported transfer that is not in compliance with this Section 5 shall be void and of no force or effect. Before any portion of this Debenture may be transferred to another person in accordance with this Section 5, Holder shall surrender this Debenture to Hybrid (as provided in Section 2(b)) together with a written notice (in accordance with Section (j)) setting forth the portion of this Debenture that Holder requests to transfer, the identity of the proposed transferee and the basis on which Holder requests the transfer in accordance with this Section 5. Holder shall, at Hybrid's request, deliver an opinion of counsel in support of its request for transfer.

    If any transfer of a portion of this Debenture is made in accordance with this Section 5, Hybrid shall cancel this Debenture and issue (a) a new Debenture, in the form hereof, to the transfer for the portion transferred and (b) a new Debenture, in the form hereof, to the transferor for the portion not transferred. Such new Debentures are referred to herein, collectively, as the "DEBENTURES" and the holders of the Debentures are referred to herein as "HOLDERS." No payment of principal will be made by Hybrid under the Debentures unless a payment of principal is made under each of the Debentures in an amount equal to the total amount of principal being paid under all the

Debentures times a fraction, the numerator of which is the principal amount outstanding under such Debenture and the denominator is the principal amount outstanding under all of the Debentures. No Payment of interest will be made by Hybrid under the Debentures unless a payment of interest is made under each of the Debentures times a fraction, the numerator of which is the outstanding amount of interest due under such Debenture and the denominator is the outstanding amount of interest due under all the Debentures.

    Except as set forth above, each of the Holders shall be subject to the obligations, and shall have the rights (reduced proportionately), of Holder hereunder. The exercise of any security interest granted under Section 3 and the Security Agreement, the exercise of any and all rights of Holder upon a default under Section 6, the exercise of any other rights hereunder or under the Security Agreement, the amendment of any Debenture or the Security Agreement or the waiver of any provisions of any Debenture or under the Security Agreement shall be made only by the Holders that then hold Debentures representing in the aggregate at least a majority of the then outstanding principal amount of all the Debentures (the "MAJORITY HOLDERS"), and the Majority Holders shall give prompt written notice of such action to Hybrid and the other Holders; any such exercise, amendment or waiver, when approved by the Majority Holders, shall apply and be effective with respect to all the Holders and all the Notes; it is provided, however, that (a) if Hybrid reasonably determines that any exercise of any rights hereunder by any one of the Holders, or that an amendment or waiver of any provisions of any Note of any one of the Holders, shall not adversely affect any of the other Holders, (b) if Hybrid gives at least 20-days' advance written notice to the other Holders setting forth such exercise, amendment or waiver and indicating the intention that it become effective within 20 days pursuant to this proviso, and (c) if no other Holder gives such 20-day written notice of such Holder's objection to such exercise, amendment or waiver, then the exercise, amendment or waiver shall become effective at the end of such 20-day period and shall apply only to the specific Holder and Debenture in question.

    6. DEFAULT. For the purposes of this Debenture and each of the other Debentures, the term "DEFAULT" shall refer to any of the following:

        (a) Hybrid's failure to meet its payment obligations when due under this Debenture, including, without limitation, the due and punctual payment of any principal or interest on the Debenture as such principal or interest shall become due and payable;

        (b) Hybrid commits a breach of default in the due and punctual performance of its obligations under this Debenture, the Security Agreement or the Senior Secured Convertible Debenture Purchase Agreement dated the date hereof between Transferor and Hybrid;

        (c) Hybrid commits a breach or default in the due and punctual performance of any covenant or agreement with respect to indebtedness for borrowed money and such breach or default permits the holder to accelerate such indebtedness under the terms thereof, or interest shall become due and payable or Hybrid commits a material breach under any real property lease agreement or capital equipment lease agreement to which Hybrid is a party;

        (d) A consolidation or merger of Hybrid with or into any other corporation or corporations or a sale or other disposition of all or substantially all the assets of Hybrid, if the surviving corporation or corporations in the merger or consolidation or the purchaser or other recipient of all or substantially all Hybrid's assets in such sale or other disposition does not assume all Hybrid's obligations under this Debenture; or

         (e) The filing of a petition in bankruptcy or under any similar insolvency law by Hybrid, the making of an assignment for the benefit of creditors, or if any voluntary petition in bankruptcy or under any similar insolvency law is filed against Hybrid and such petition is not dismissed within 60 days after the filing thereof.

    Except for a default pursuant to (a) or (e), upon any such default Hybrid shall have 30 days to cure such default after receipt of written notice of default from Holder specifying the nature of Hybrid's default. If Hybrid is unable to cure its default within 30 days, Holder may, at Holder's option, accelerate repayment of the outstanding amount of principal and all accrued and unpaid interest under this Debenture (or, if there is more than one Debenture outstanding, the Majority Holders may accelerate repayment of the outstanding principal and all accrued and unpaid interest under all the Debentures), in which case the outstanding amount of principal and all accrued interest under this Debenture (or, if there is more than one Debenture outstanding, the outstanding amounts of principal and accrued and unpaid interest under all the Debentures) (in either case, the "OUTSTANDING BALANCE") shall be due and payable in full on the 30th day following such written notice of default. It is provided, however, that, if prior to the date on which such Outstanding Balance becomes due and payable pursuant to the acceleration provided for above, Holder (or the Majority Holders, as the case may be) may elect to rescind such acceleration and take such action with respect to such default as Holder determines (or such Majority Holders, as the case may be, determine, provided that such Majority Holders give prompt written notice thereof to Hybrid and the other Holders).

    Upon any default of Hybrid under this Debenture, Holder will have, in addition to Holder's rights and remedies under this Debenture, all the rights and remedies of a secured party under the California Commercial Code, including without limitation the right to full recourse against any real, personal, tangible or intangible assets of Hybrid (other than the Excluded Assets), and may pursue any legal or equitable remedies that are available to Holder. Holder shall not have the right to sell or assign this Debenture to a third party, except as permitted in the Agreement.

    7. MISCELLANEOUS. Hybrid waives presentment for payment, protest, notice of protest and notice of prepayment of this Debenture. Hybrid agrees to reimburse Holder for all its reasonable costs and expenses, including reasonable attorneys' fees, in connection with the enforcement of this Debenture, whether or not any suit is instituted. Should suit be commenced to collect this Debenture or any portion thereof, such sum as the court may deem reasonable shall be added hereto as attorneys' fees, including any fees awarded on any appeal. The term "SUIT" as used herein includes any action before any United States Bankruptcy Court.

    This Debenture shall be governed and construed according to the laws of the State of California and shall be binding on the successors and assigns of Hybrid.

Date:  April 30, 1997                  HYBRID NETWORKS, INC.

                                       By:  /s/ Carl S. Ledbetter
                                          ---------------------------------
                                          Carl S. Ledbetter, President and
                                          Chief Executive  Officer